SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT
August 5, 2003
(Date of earliest event reported)

COMMISSION FILE NUMBER 0-23732

WINSTON HOTELS, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State of incorporation)	56-1624289 (I.R.S. Employer Identification No.)

2626 Glenwood Avenue
Raleigh, North Carolina 27608
(Address of principal executive offices)
(Zip Code)

(919) 510-6010
(Registrant’s telephone number, including area code)

Item 5. Other Events

On August 5, 2003, the registrant’s Board of Directors approved changes to amend the Winston Hotels, Inc. Stock Incentive Plan (As Amended May 1998). These changes are being made in connection with changes to the Company’s Executive Deferred Compensation Plan and are described in the Amendments to Winston Hotels, Inc. Stock Incentive Plan which are attached hereto as Exhibit 4.1 and incorporated by reference herein. The Winston Hotels, Inc. Executive Deferred Compensation Plan, Effective as of October 16, 1998 And Amended and Restated as of August 5, 2003 is attached hereto as Exhibit 4.2 and incorporated by reference herein.

Exhibits to Item 5

4.1	Amendments to Winston Hotels, Inc. Stock Incentive Plan

4.2	Amended and Restated Winston Hotels, Inc. Executive Deferred Compensation Plan

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Winston Hotels, Inc.

Date: October 10, 2003	/s/ Joseph V. Green

Joseph V. Green Executive Vice President, Chief Financial Officer and Secretary

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